SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 2, 2002

Date of Report

April 17, 2002

(Date of Earliest Event Reported)

FullCircle Registry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-51918	87-0653761
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

500 West Jefferson Street, PNC Plaza, Suite 2310

Louisville, KY 40202

(Address of Principal Executive Offices)

502-540-5112

Registrant's Telephone Number

EXCEL PUBLISHING, INC.

(Former Name or Former Address if changed Since Last Report)

Item 1. Changes in Control of Registrant.

Pursuant to an Agreement and Plan of Reorganization dated April 10, 2002 between the Company and FullCircle Registry, Inc., 12,000,000 shares of the Company were exchanged for all of the issued and outstanding shares of FullCircle Registry, Inc. making FullCircle Registry, Inc. a wholly-owned subsidiary of the Company. This transaction, which closed on April 17, 2002, created a change in control of the Company. Pursuant to the Agreement, Alec G. Stone, James A. Reskin, George Harman, Steven Whitten and Bruce A. Kramer became directors of the Company, James A. Reskin, George Harman and Bruce A. Kramer became officers and the current officers and directors resigned. As a part of the Agreement, the Company changed its name to FullCircle Registry, Inc.

Item 2. Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Reorganization dated April 10, 2002 between the Company and FullCircle Registry, Inc., 12,000,000 shares of the Company were exchanged on April 17, 2002, for all of the issued and outstanding shares of FullCircle Registry, Inc. making FullCircle Registry, Inc. a wholly-owned subsidiary of the Company. The shares were issued to the twenty-six original shareholders of FullCircle Registry, Inc.

The Company will pursue the business of FullCircle Registry, Inc., which is a technology-based emergency information and document management company that offers consumers a potentially life-saving service with annual membership. The Company's new address is 500 West Jefferson Street, PNC Plaza, Suite 2310, Louisville, KY 40202, telephone 502-540-5112.

Description of the Business

FullCircle Registry, Inc. ("FullCircle" or the "Company") is a technology-based emergency document and information management company. The Company digitally stores customer's emergency documents and information and makes them instantly available to the customer and/or to emergency personnel, whenever and wherever they are needed, 24 hours/day and 7 days/week, by fax, or via a secure Internet connection, using the Member's User ID and PIN numbers and the Company's state of the art system with 24-hour live customer support.

Subscribers join FullCircle by completing a simple, one page enrollment form that includes the primary subscriber's name and address, along with the names of his or her spouse and children to be included if a family membership is purchased, and payment information. Payment options include payroll deduction, if FullCircle is offered by an employer, and no payment information is requested if it is an included prepaid benefit. When FullCircle receives the enrollment form, unique User ID's and Personal Identification Numbers ("PIN's") are assigned to each subscriber together with unique User ID's and PIN's for each family member. A complete membership package is generated and immediately mailed directly to the subscriber. This package contains the requested identification device (such as a pendant or keychain) and a wallet-size ID Card for each member with the unique User ID and PIN for that member and all instructions and all forms need for membership including medical history and emergency contact questionnaires, the BrightStarTM emergency identification tools and forms to create the appropriate advanced directives (such as living wills) for the applicable state. The subscriber and/or family members complete the documents and return them in postage paid envelopes provided.

When the completed documents are received by FullCircle, they are immediately scanned into a secure electronic database, linked to the customer's assigned User ID and PIN and the service is activated. Customers may also store legal and other documents using the Company's "Electronic Safe Deposit Box" feature. These additional documents are also linked to the member's User ID and PIN but require an additional password, known only to the member, to be accessed. Once activation occurs, members or emergency medical personnel acting in an emergency can access the appropriate information and documents by using the customer's ID Pendant or Wallet ID Card directly via the internet or by calling FullCircle's Emergency Response Personnel 24-hours a day. Upon security verification, our Emergency Response Personnel can provide direction to the FullCircle website and/or immediately send the documents via fax, mail or courier. Members accessing personal information and stored documents in their "Electronic Safe Deposit Box" must use their assigned User ID and PIN along with their password. Documents may also be sent via mail or courier wherever they are needed.

Our security system includes designs, methodology and systems to prevent intrusion both to the physical space where documents, records and systems are stored as well as the virtual space where images and other data are stored. In each case, the system balances reasonable access against appropriate levels of security so that the system can be claimed to be virtually impenetrable while still allowing reasonably convenient access in fulfillment of the promise of making emergency information immediately accessible to the needs of our customers.

FullCircle's national headquarters and operations center are located on the 23rd floor of the PNC Bank building in Louisville, KY. Customer information is stored both in paper and digital form in an ultra-secure, access controlled environment with 24-hour video surveillance, motion detectors and numerous other security measures.

FullCircle has developed a clear marketing strategy whereby it has segmented the marketing efforts into three primary sectors:

1. Companies to whom we sell our service as either a product or service enhancement (including companies who elect to add our service as a value-added component to one or more of their products or services), paid employee benefit, voluntary payroll deduction option or a company endorsed direct purchase option:

2. Resellers, including insurance companies and agencies, whom we ask to sell to companies and/or their individual customers;

3. Associations and organization whom we ask to sell to the public as a means of fundraising.

Management

James A. Reskin, President, CEO and Director. Prior to his appointment as President and CEO, Mr. Reskin served as the Company's Chief Operating Officer beginning in June of 2001. From 2000 to 2001 he was the Director of Operations, Center for eWorld Education at Bellarmine University; practiced law as James A. Reskin & Associates Law Offices from 1985 to 2001; President of RLB Properties from 1990 to 2001; Director, Intermart, Inc. d/b/a BluegrassNet from 1994 to present; Loan Officer, Mid-North Financial Services, Inc. from 1986 to 1990. A graduate of Northwestern University Law School, Mr. Reskin previously practiced law with the firm Katten, Muchin & Zavis in Chicago from 1982 to 1985.

Bruce A. Kramer, Chief Financial Officer, Treasurer and Director. Mr. Kramer served as Chief Financial Officer for a venture-backed Internet start-up and numerous established companies prior to joining FullCircle Registry, Inc. A Certified Public Accountant, Mr. Kramer brings a valuable financial and operational background to the Company, including extensive experience in cash management, forecasting, budgeting, bank relations, mergers/acquisitions, systems implementations, fundraising and operations. His career history includes serving as an accountant with Ernst & Whinney from 1983 to 1988; Director of Management Reporting, Courtaulds Coatings, Inc. from 1989 to 1991; Vice President, John Conti Coffee Company from 1991 to 1996; CFO, Axxis, Inc. from 1997 to 1999; CFO, Ironmax, Inc. from 1999 to 2001; CFO, Brinly-Hardy Co. from 2001 to 2002.

Trent Oakley, Senior Vice President, Sales. Mr. Oakley has 17 years of sales and leadership experience in the insurance and financial services industries. He previously served in sales management capacities for multiple Fortune 500 companies and has a demonstrated track record in sales innovation and achievement. He served first as a marketing representative and later as sales manager with John Hancock Financial Services from 1985 to 1992; as a marketing representative with Prudential Financial Services from 1993 to 1995 and as an independent marketing agent/sales manager for various insurances companies including Transamerica Life, American United Life, and Guarantee Reserve Life. He holds a Bachelor of Science Degree in Telecommunications and has completed the Agency Managers Training Council (AMTC) course for sales management training. Mr. Oakley was also on the founding Board of Directors for WJIE Radio Station in Louisville, KY.

Cathleen M. McCarty, Chief Marketing Officer. Ms. McCarty has an extensive background in the development and execution of innovative marketing strategies for both traditional and eCommerce companies. Her 20-plus year career includes 10 years with two of the region's largest marketing communications firms, where she worked with technology, manufacturing, service, healthcare, and insurance organizations, including Fortune 500 and Fortune 1000 firms. Ms. McCarty holds a Bachelor's Degree and a Master's Degree in Business Administration with distinction from the University of Louisville. Her career history includes serving as President, Demand Strategies, Inc. from 1996 to 2002; Sales and Marketing Director, PUI from 1992 to 1996; Account Executive, PriceWeber Marketing Communications from 1988 to 1992; Account Executive Bon Advertising Agency from 1984 to 1988.

David Less, Chief Technology Officer. Mr. Less joins the Company with over 20 years of leading edge experience as an information technology professional. He has delivered results as a developer, project manager, information technology executive and management consultant. His career history includes serving as Operations Officer, National Processing Company from 1983 to 1986; Vice President, Senior Officer Huntington BancShares from 1986 to 1990; Human Resource and Financial Systems Implementation Consultant, Smith Less and Associates from 1990 to 2002; Practice Manager, Application Development, Keane, Inc. from 1996 to 1999. Through his work in the banking, healthcare delivery, pharmaceutical, energy and insurance industries, Mr. Less has delivered Human Resource Information Systems (HRIS), Customer Relationship Management (CRM) and Enterprise Resource Planning (ERP) solutions to customers ranging in size from Fortune 500 companies to local startups. He also delivers seminars on web-based Project Management and Human Resource Management Strategies at universities throughout the Eastern United States.

Alec G. Stone, Chairman. Mr. Stone brings over thirty years of comprehensive legal and business experience to the Corporation. His career history includes the management of a thriving law practice, Stone Law Offices, from 1969 to present; 1973-1974, State Representative, 18th Legislative District; 1975-1986, Commonwealth Attorney, 46th Judicial District. Mr. Stone is a member of the Louisville, Meade County (President 1980-1983), Kentucky and American Bar Associations; Kentucky Academy of Trial Attorneys (Member, Board of Governors, 1982-1983); and The Association of Trial Lawyers of America.

Steve A. Whitten, Director. Mr. Whitten is the founder of FullCircle Registry and has served as a director since 1999. From 1996 to 1999 he served as an independent environmental consultant with numerous companies to ensure state and federal environmental compliance and provided guidance for proper transportation, storage, and disposal of EPA regulated hazardous waste. From 1994-1996 he was National Sales Manager, Hazardous Waste Division C.I.W., Inc. Indianapolis, IN. From 1991-1994 he was National Sales Manager, Hazardous Waste Division T.S.M.T., Joplin, MO.

George Harman, Secretary and Director. Mr. Harman brings over 20 years of financial, investment and business experience to the firm. He began his career in financial services in 1981 with Northwestern Mutual; began developing real estate and acquiring commercial property in 1991; served as a broker with Integrated Resources from 1986 to 1988; as a Registered Representative with Provident Mutual Financial Services from 1988 to 1993; as a Registered Representative with Ohio National Financial Services from 1993 to 2000 and as National Marketing Director of FullCircle from 2000 to present.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To be filed within 60 days.

(b) Pro Forma Financial Information.

To be filed within 60 days.

(c) Exhibits.

Exhibit Number	SEC Reference	Description of Exhibit
1	2	Agreement and Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2002 FULLCIRCLE REGISTRY, INC.

By: /s/ James A. Reskin, Chief Executive Officer